Listing Report:Supplement No. 180 dated Feb 26, 2010 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 13, 2009 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 230509
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$11,500.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	14.04%	Starting borrower rate/APR:	15.04% / 17.21%	Starting monthly payment:	$398.88

Auction yield range:	6.05% - 14.04%	Estimated loss impact:	5.24%
Lender servicing fee:	1.00%	Estimated return:	8.80%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1996	Debt/Income ratio:	9%
Basic (1-10):	8	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	10 / 7	Length of status:	3y 3m
Credit score:	720-739 (Feb-2010)	Total credit lines:	29	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$36,110	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	34%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	lookingup78	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	13 ( 100% )	720-739 (Latest)
Principal borrowed:	$9,500.00	< mo. late:	0 ( 0% )	640-659 (Feb-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	13
Description
Consolidating credit card debt
I have a balance on a few credit cards with interest rates in the mid teens, and I'd like to consolidate those, cut them up, and continue on improving my financial future.

I have an excellent job and haven't been late on a payment to any creditor in the last two years. I have the income to pay this loan off early, and would rather pay my interest to the Prosper community than to?a credit?card company. You'll notice that I've taken out a Prosper loan before and was able to pay that loan back early, as well.

I appreciate your consideration.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447993
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	11.05%	Starting borrower rate/APR:	12.05% / 14.18%	Starting monthly payment:	$132.95

Auction yield range:	11.05% - 11.05%	Estimated loss impact:	10.23%
Lender servicing fee:	1.00%	Estimated return:	0.82%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1995	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Self-employed
Enhanced (1-5):	3	Current / open credit lines:	5 / 5	Length of status:	1y 11m
Credit score:	680-699 (Feb-2010)	Total credit lines:	31	Occupation:	Realtor
Now delinquent:	0	Revolving credit balance:	$104,354	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	92%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	Liquid	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Selling the Car
Disclosure:? Please note that the credit rating does not reflect an accurate picture of my payment history.? I don't miss payments.? My card utilization is listed at 92% due to the card issuer squeezing my limit to the same amount as my balance.? I have 2 credit cards, one of which is close to the limit, but slowly being paid off.? The other has no balance, and I don't use the cards at all.

Purpose of loan:
This loan will be used to bridge the gap between what I owe on my car, and what it will bring at private sale.? The monthly payments are currently $544.00.? I have never missed a payment, but it just doesn't make good financial sense to continue dumping money into this care at that rate, so I am selling it to reduce my debt to income ratio and relieve the pressure of such a high payment.? Rather than owning a $20,000 car with a $23,000 balance, I'd prefer to be owning a $7,000 - $8,000 car with a bridge loan to cover the gap.

My financial situation:
Last year I increased my sales volume by 145% helping people prevent foreclosure.? I plan on continuing this increase in sales in order to pay off the car, house, and remaining unsecured credit card so that I can live debt free.? I have no desire to continue getting into debt at any point whatsoever after solving this automobile problem.? I am a Dave Ramsey cool-aid drinker and am working the debt snowball to achieve financial freedom.? This is just one small step to achieving these goals.

Monthly net income: $ $3000 +/-

Monthly expenses: $
??Housing: $ 1,020 ( Mortgage Payment = $620.00 | 2nd Mortgage $200.00 | HOA: $200.00)
??Insurance: $ 100.00
??Car expenses: $ Including gas and depreciation, the cost of owning this car has exceeded $1000/month.? Not a good plan.
??Utilities: $ 150
??Phone, cable, internet: $ 200 (Internet $45.00 | iPhone $130.00)
??Food, entertainment: $ 100 if I'm lucky
??Clothing, household expenses $ 0.00
??Credit cards and other loans: $ 200.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448013
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	14.50%	Starting borrower rate/APR:	15.50% / 17.68%	Starting monthly payment:	$349.11

Auction yield range:	14.05% - 14.50%	Estimated loss impact:	14.62%
Lender servicing fee:	1.00%	Estimated return:	-0.12%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-2004	Debt/Income ratio:	17%
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	14 / 13	Length of status:	1y 2m
Credit score:	640-659 (Feb-2010)	Total credit lines:	17	Occupation:	Accountant/CPA
Now delinquent:	0	Revolving credit balance:	$17,332	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	96%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	reward-popcorn2	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my Credit Cards
Purpose of loan:
This loan will be used to consolidate my credit cards debts in one monthly payment at a lower interest.? I am always?current in my monthly payments and I have more than enough excess monthly income over expenses to pay the monthly amortization.? I am a CPA in a fortune 500 company with job security.

My financial situation:
I am a good candidate for this loan because I have a stable job and I've been consistently paying my credit cards.? I just need to find lower rates so I could pay them off within a shorter period of time.

Monthly net income: $4,700

Monthly expenses: $
??Housing: $2,600 ?
??Insurance: $90
??Car expenses: $431
??Utilities: $100
??Phone, cable, internet: $50
??Food, entertainment: $ 350
??Clothing, household expenses $200
??Credit cards and other loans: $450
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448029
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-2002	Debt/Income ratio:	42%
Basic (1-10):	3	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	13 / 12	Length of status:	2y 1m
Credit score:	600-619 (Feb-2010)	Total credit lines:	28	Occupation:	Professional
Now delinquent:	1	Revolving credit balance:	$14,294	Stated income:	$50,000-$74,999
Amount delinquent:	$41	Bankcard utilization:	92%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	thecatsclaw	Borrower's state:	Alabama	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	52 ( 100% )	600-619 (Latest)
Principal borrowed:	$5,500.00	< mo. late:	0 ( 0% )	620-639 (Dec-2009) 580-599 (Aug-2008) 520-539 (Jun-2008) 540-559 (Apr-2008)
Principal balance:	$1,356.99	1+ mo. late:	0 ( 0% )
Total payments billed:	52
Description
Home Repair needed for water damage
Purpose of loan:
We have had so much rain this year that the French drain we had just above our house actually got washed up.? This means that the water poured into our basement where my son is now living.? We have pulled up the carpet and cleared out the room.? The walls are not dry but we are going to have to pull out the sheet rock as well.? Basically, we are going to have to ?rebuild? that room.? Along with repairing the French drain out side which will take digging up the entire upper side of the house. My son is 22 and was laid off not long ago and now, bless his heart, he is sleeping on our couch. Of course, water damage?is not covered by our insurance.? I am looking for a loan that will help us repair the room down stairs and the outside of our house.?

My financial situation:
My credit score is down because of the business I used to own.? The business is now closed but I have some things I am still paying off.? My bills are all paid on time, I just have several.? Some are close to the credit limit which lowers the score.? The consolidation portion of this loan should improve the score.? Things have been tight with the business failing and still 2 kids in college but I have a stable job with a Credit Union.? Our Credit Union is in good shape and has not made any of those bad loans.? I work hard and make sure I am completing my tasks and qualify to keep my job.

Monthly net income: $ 5,936

Monthly expenses: $?
Housing: $??My husband pays this bill??
Insurance: $?Auto and Life =?682?
Car expenses: $ Various cars?=?951 (I?have car notes for the kids as well as mine)??
Utilities: $?448??
Phone, cable, internet: $ 375??
Food, entertainment, Gas: $?700??
Credit cards and other loans: $ 1,138??
Other expenses: $ 922 (Rental property mortgage payment)?

We really need our house repaired so mold won't start to grow.??Please consider funding this loan. Thank you.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448053
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,900.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.0%

Starting lender yield:	22.69%	Starting borrower rate/APR:	23.69% / 25.98%	Starting monthly payment:	$230.51

Auction yield range:	8.05% - 22.69%	Estimated loss impact:	8.54%
Lender servicing fee:	1.00%	Estimated return:	14.15%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1991	Debt/Income ratio:	43%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Retired
Enhanced (1-5):	4	Current / open credit lines:	6 / 6	Length of status:	7y 3m
Credit score:	720-739 (Feb-2010)	Total credit lines:	31	Stated income:	$25,000-$49,999
Now delinquent:	0	Revolving credit balance:	$6,481
Amount delinquent:	$0	Bankcard utilization:	59%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	6
Screen name:	timick	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	25 ( 100% )	720-739 (Latest)
Principal borrowed:	$1,900.00	< mo. late:	0 ( 0% )	700-719 (Dec-2007)
Principal balance:	$666.51	1+ mo. late:	0 ( 0% )
Total payments billed:	25
Description
Debt Consolodation-Paying off CC's
Purpose of loan:
Please help me pay off and consolidate? my?high interest credit? cards.? The interst is killing my financial recovery.
The loan will be used to consolidate my debt and lower my monthly payments. I would also rather pay interest to individuals rather than banks....Then we all win!!
My financial situation:

Financially I have had a few rough years due to medical costs, the loss of a great income and?life-style changes due to a diagnosis of Multiple Sclerosis. My health has been improving due to a new MS therapy.? My only income listed is fromSSDI.? I plan on re-entering the workforce at least part time. The additional income will help my total recovery process. Over the last?few years I have been able to get back on track financially with much improved credit. I have not been late on a single payment since 2003.??? I?have been?working very hard to rebuild my credit after my bad year in 2002. My credit score is now?over 720!?My monthly expenses are $1246, with an income of $1998, leaving me $752 on the plus side monthly.? My monthly expenses will even be lower when I pay off and consolidate these high interest?revolving?debts of $5900.
?I will then only keep one card with the lowest interest rate for emergencies only!
Thank you for your? help and consideration.

Monthly net income: $ 1998.00
Monthly expenses:$?1246.00
??Housing: $ 300.00
??Insurance: $70.00
??Car expenses: $ 261.00
??Utilities: $ 60.00
??Phone, cable, internet: $ 65.00
??Food, entertainment: $ 150.00
??Clothing, household expenses $ 100.00
??Credit cards and other loans: $?240.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448077
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	6.14%	Starting borrower rate/APR:	7.14% / 7.48%	Starting monthly payment:	$46.41

Auction yield range:	3.05% - 6.14%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.54%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-2001	Debt/Income ratio:	44%
Basic (1-10):	10	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	12 / 11	Length of status:	4y 2m
Credit score:	720-739 (Feb-2010)	Total credit lines:	20	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$13,048	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	45%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	keen-repayment2	Borrower's state:	SouthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
fun money
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448083
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,900.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$176.42

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1998	Debt/Income ratio:	24%
Basic (1-10):	4	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	7 / 2	Length of status:	3y 6m
Credit score:	660-679 (Feb-2010)	Total credit lines:	19	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$5,751	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	99%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	25
Screen name:	debtfree11	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Autism Related Bills/Loan P/O
Purpose of loan:
This loan will be used to pay off a personal loan that has a high interest rate right now.?

My financial situation:
My wife and I have gained tremendous ground in the last couple years!? We can see the light at the end of the tunnel!!? We've been able to pay off credit cards, personal loans, and stay above water.? We got in this mess by making poor decisions early in our marriage....being immature, and wanting to have everything my parents had, without working for it.? We got in over our heads in credit card debt.? When our son was three he was diagnosed with autism, and that brought on medical bills, on top of the already mounding debt.? Since then, we have both taken on a second job, and are determined to get out of this mess the honest way.? Looking for the possibility of a better rate through Prosper, thanks for looking!!

Monthly net income: $ I bring home $2000 a month with my regular job/$300 a month with my second job.? My wife brings home $1500 a month with her job, and $200 a month with her second job? for a total of $4000 total monthly income

Monthly expenses: $
??Housing: $ $405 (includes taxes and insurance)
??Insurance: $ $250
??Car expenses: $ 360
??Utilities: $ 350
??Phone, cable, internet: $ 250
??Food, entertainment: $ 600
??Credit cards and other loans: $ $780 currently (which includes a pmt. of $155 that goes toward the loan to be paid)
??Other expenses: Tithes~$400
? $300 a month being put towards savings, (just started that this year)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448089
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	26.00%	Starting borrower rate/APR:	27.00% / 29.33%	Starting monthly payment:	$244.95

Auction yield range:	17.05% - 26.00%	Estimated loss impact:	19.50%
Lender servicing fee:	1.00%	Estimated return:	6.50%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1996	Debt/Income ratio:	Not calculated
Basic (1-10):	5	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	20 / 18	Length of status:	7y 6m
Credit score:	640-659 (Feb-2010)	Total credit lines:	49	Occupation:	Teacher
Now delinquent:	0	Revolving credit balance:	$43,451	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	88%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	tender-bid2	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
taxes,medical bills,car wreck o my
Purpose of loan:
This loan will be used to?
pay off taxes, medical bills, and other issues arrising from a major car wreck.? We are still waiting for the settlement since I lost my leg in it.
My financial situation:
I am a good candidate for this loan because...
I am trust-worthy and have a stable job.? Within the next year, I will also receive my settlement from my accident, so I will be able repay everything all at once.? I just have to make it to that point:)

Monthly net income: $ 3000

Monthly expenses: $
??Housing: $ 721????
??Insurance: $ 0
??Car expenses: $ 0
??Utilities: $ 100
??Phone, cable, internet: $ 60
??Food, entertainment: $ 400
??Clothing, household expenses $ 100
??Credit cards and other loans: $?300
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448095
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$20,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$904.72

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1994	Debt/Income ratio:	48%
Basic (1-10):	5	Inquiries last 6m:	1	Employment status:	Retired
Enhanced (1-5):	3	Current / open credit lines:	5 / 5	Length of status:	7y 10m
Credit score:	720-739 (Feb-2010)	Total credit lines:	9	Stated income:	$25,000-$49,999
Now delinquent:	0	Revolving credit balance:	$15,525
Amount delinquent:	$0	Bankcard utilization:	57%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	cozy-yield8	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
down payment
Purpose of loan:
Thia is?toward a?down payment to puchase the condo unit we have?leased and lived in?for 3 1/2 years.??My husband, a disabled veteran?is ?eligible for VA loan;? however, VA and FHA are not providing loans for most condos, including ours.? The? down payment for this $120,000 purchase is $24,000.? We do not want to pursue a house because we feel safe here in a condo, having been victims of home burgleries when we lived in a house. This is a safe place to live and is accessible to grocery, bank, pharmacy.

My financial situation:
I am a good candidate for this loan because bank of America approved us for $120,000 had our condo been VA approved.? The $20,000 is toward the $24000 down payment.? The loan plus taxes, insurance, and condo fee totals what we have ben payng monthly for the lease.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448127
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	11.05%	Starting borrower rate/APR:	12.05% / 14.18%	Starting monthly payment:	$99.71

Auction yield range:	11.05% - 11.05%	Estimated loss impact:	10.23%
Lender servicing fee:	1.00%	Estimated return:	0.82%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1982	Debt/Income ratio:	35%
Basic (1-10):	8	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	12 / 9	Length of status:	13y 7m
Credit score:	660-679 (Feb-2010)	Total credit lines:	39	Occupation:	Truck Driver
Now delinquent:	0	Revolving credit balance:	$32,218	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	88%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	golden-moola	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Bye Bye higher interest rates!
Purpose of loan:
This loan will be used to? help pay higher interest bills

My financial situation:
I am a good candidate for this loan because? i have no loan defaults

Monthly net income: $ approiximately 2200.00

Monthly expenses: $ 500.00
??Housing $ 1400.00
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448133
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.0%

Starting lender yield:	22.99%	Starting borrower rate/APR:	23.99% / 26.28%	Starting monthly payment:	$137.30

Auction yield range:	8.05% - 22.99%	Estimated loss impact:	8.54%
Lender servicing fee:	1.00%	Estimated return:	14.45%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-2006	Debt/Income ratio:	34%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Part-time employee
Enhanced (1-5):	3	Current / open credit lines:	3 / 2	Length of status:	3y 7m
Credit score:	720-739 (Feb-2010)	Total credit lines:	7	Occupation:	Sales - Retail
Now delinquent:	0	Revolving credit balance:	$3,430	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	44%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	brilliant-dime4	Borrower's state:	Kentucky	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off credit cards
Purpose of loan:
This loan will be used to pay off my credit card debt

My financial situation:
I am a good candidate for this loan because I have a good credit score, and have never paid a bill late.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448145
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1990	Debt/Income ratio:	26%
Basic (1-10):	1	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	12 / 14	Length of status:	22y 6m
Credit score:	600-619 (Feb-2010)	Total credit lines:	35	Occupation:	Teacher
Now delinquent:	3	Revolving credit balance:	$6,024	Stated income:	$50,000-$74,999
Amount delinquent:	$8,482	Bankcard utilization:	114%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	8
Screen name:	meyouus	Borrower's state:	Kentucky	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	21 ( 100% )	600-619 (Latest)
Principal borrowed:	$3,000.00	< mo. late:	0 ( 0% )	640-659 (Sep-2009) 660-679 (Jul-2009) 640-659 (May-2008)
Principal balance:	$200.29	1+ mo. late:	0 ( 0% )
Total payments billed:	21
Description
Mortgage restructure
Purpose of loan:
This loan will be used to? make extra payment to complete mortgage restructure.

My financial situation:
I am a good candidate for this loan because? my current prosper loan will be paid in full in April.? Each payment has been made promptly for each of the past 34 months.? I have had the same job for the past 22 years as a high school teacher and football coach. ? Due to my rating, you will receive a very good return on your investment.? Just like my current Prosper loan that will be paid off in 2 months, EVERY payment will be made on time each month.? Folks like me are why Prosper is succeeding.? We can get a loan that Prosper ensures will be paid.? I humbly ask for your assistance.

Monthly net income: $ 3200 from my income? +? $2400 from wife's income.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448151
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.39%	Starting borrower rate/APR:	9.39% / 11.49%	Starting monthly payment:	$159.91

Auction yield range:	4.05% - 8.39%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.27%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1995	Debt/Income ratio:	41%
Basic (1-10):	9	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	7 / 7	Length of status:	2y 5m
Credit score:	700-719 (Feb-2010)	Total credit lines:	23	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$158,180	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	96%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	awe-inspiring-marketplace	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Updating bathroom
Purpose of loan:
This loan will be used to? Update an old bathroom

My financial situation:
I am a good candidate for this loan because?
I always pay my debts on time.
Monthly net income: $ 8000

Monthly expenses: $
??Housing: $?2400
??Insurance: $ 240
??Car expenses: $ 100
??Utilities: $ 200
??Phone, cable, internet: $ 200
??Food, entertainment: $ 200
??Clothing, household expenses $ 100
??Credit cards and other loans: $
??Other expenses: $ 1000
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448153
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$14,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	8.49%	Starting borrower rate/APR:	9.49% / 9.83%	Starting monthly payment:	$448.40

Auction yield range:	3.05% - 8.49%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1987	Debt/Income ratio:	3%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	6 / 5	Length of status:	29y 1m
Credit score:	840-859 (Feb-2010)	Total credit lines:	15	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$19,502	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	71%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	heathergirl	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	22 ( 100% )	840-859 (Latest)
Principal borrowed:	$25,000.00	< mo. late:	0 ( 0% )	760-779 (Mar-2008)
Principal balance:	$10,807.48	1+ mo. late:	0 ( 0% )
Total payments billed:	22
Description
Pay remaining cc to less than 50%
Purpose of loan:
This loan will be to pay one of the 2 last credit cards down below 50% of the credit line.? I believe this is?the last step in making my credit excellent.? I have reduced my overall debt by over $100,000 in the past year and prefer a fixed loan to a credit card balance.

My financial situation:
I am a good candidate for this loan because I am a good earner and with a stable source of income.? I have an excellent record in repayment of my exisitng Prosper Loan and will contine to have the payments automatically deducted my account each month.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448177
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.5%

Starting lender yield:	25.57%	Starting borrower rate/APR:	26.57% / 28.90%	Starting monthly payment:	$608.92

Auction yield range:	8.05% - 25.57%	Estimated loss impact:	9.11%
Lender servicing fee:	1.00%	Estimated return:	16.46%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1993	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	4	Inquiries last 6m:	1	Employment status:	Self-employed
Enhanced (1-5):	4	Current / open credit lines:	6 / 5	Length of status:	1y 7m
Credit score:	760-779 (Feb-2010)	Total credit lines:	25	Occupation:	Investor
Now delinquent:	0	Revolving credit balance:	$11,563	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	68%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	2Loan	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	61 ( 100% )	760-779 (Latest)
Principal borrowed:	$18,000.00	< mo. late:	0 ( 0% )	780-799 (Dec-2007) 820-839 (Nov-2006)
Principal balance:	$5,020.82	1+ mo. late:	0 ( 0% )
Total payments billed:	61
Description
Prospering
Well, there are those in life that make things happen, those that watch things happen and those that wonder...what the heck happened. I aim to make things happen and this loan will assist me in making things happen.

Thank You
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448181
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	31.67%	Starting borrower rate/APR:	32.67% / 35.09%	Starting monthly payment:	$351.42

Auction yield range:	14.05% - 31.67%	Estimated loss impact:	15.46%
Lender servicing fee:	1.00%	Estimated return:	16.21%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1999	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Self-employed
Enhanced (1-5):	4	Current / open credit lines:	26 / 24	Length of status:	8y 1m
Credit score:	660-679 (Feb-2010)	Total credit lines:	61	Occupation:	Sales - Commission
Now delinquent:	0	Revolving credit balance:	$31,120	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	45%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	sd419	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	20 ( 100% )	660-679 (Latest)
Principal borrowed:	$15,000.00	< mo. late:	0 ( 0% )	680-699 (Jun-2008)
Principal balance:	$7,446.85	1+ mo. late:	0 ( 0% )
Total payments billed:	20
Description
Finishing the basement
Purpose of loan:
This loan will be used to?Finish our basement to have more room due to expecting twins in a couple months.

My financial situation:Make good money and not stretched to thin.
I am a good candidate for this loan because?I pay all my bills on time and have been with the same company for over 9 years now.

Monthly net income: $ 16,500

Monthly expenses: $ 11,300
??Housing: $3200
??Insurance: $1500
??Car expenses: $2000
??Utilities: $600
??Phone, cable, internet: $200
??Food, entertainment: $600
??Clothing, household expenses $500
??Credit cards and other loans: $1600
??Other expenses: $1100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448189
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1982	Debt/Income ratio:	Not calculated
Basic (1-10):	3	Inquiries last 6m:	2	Employment status:	Not employed
Enhanced (1-5):	4	Current / open credit lines:	5 / 5	Length of status:	2y 0m
Credit score:	700-719 (Feb-2010)	Total credit lines:	13	Stated income:	Not employed
Now delinquent:	0	Revolving credit balance:	$20,089
Amount delinquent:	$0	Bankcard utilization:	100%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	dime-master	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
pay off visa
Purpose of loan:
This loan will be used to?
pay off? my visa card and pay down my master card.?I use the cards for medicine and doctor bills
My financial situation:
I am a good candidate for this loan because? keeping my credit score in the 700's is very important,?I will do whatever?I can to make my payments on tiem. I'm starting a home business which will increase my income by several thousand dollard a month ..

Monthly net income: $ 1500.00

Monthly expenses: $
??Housing: $ 0.00 i live with my mother after my stroke and she pay the bills????Insurance: $
??Car expenses: $276.24
??Utilities: $ 0.00
??Phone, cable, internet: $ 0.00
??Food, entertainment: $ 100.00
??Clothing, household expenses $
??Credit cards and other loans: $ 100.00
??Other expenses: $ 158,71
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448193
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$452.36

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1994	Debt/Income ratio:	205%
Basic (1-10):	5	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	7 / 6	Length of status:	10y 7m
Credit score:	720-739 (Feb-2010)	Total credit lines:	52	Occupation:	Engineer - Mechanic...
Now delinquent:	1	Revolving credit balance:	$77,407	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	90%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	37
Screen name:	inventive-deal0	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying for Daughter's tuition
Purpose of loan:
This loan will be used to? pay for my daughter's college tution for her first year of school.

My financial situation:
I am a good candidate for this loan because? I will pay it back on a timely basis and possibly well before the terms of the loan.? My income and stability is very good but I currently have a cash flow situation.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448195
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.10%	Starting borrower rate/APR:	18.10% / 20.31%	Starting monthly payment:	$362.03

Auction yield range:	17.05% - 17.10%	Estimated loss impact:	18.94%
Lender servicing fee:	1.00%	Estimated return:	-1.84%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-2001	Debt/Income ratio:	18%
Basic (1-10):	5	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	8 / 7	Length of status:	3y 0m
Credit score:	740-759 (Feb-2010)	Total credit lines:	15	Occupation:	Sales - Commission
Now delinquent:	0	Revolving credit balance:	$7,037	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	46%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	peaceful-credit4	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business costs and reserve capital
Purpose of loan:
This loan will be used to? This loan will be used to start a new location of a very popular Pizza location. With our challenging market statistics will show you that a good Pizzeria is recession proof. The average family can afford pizza over going to a restaurant any day of the week. Let?s face it the price is 50 to 70 percent less to feed a family. This Pizzeria has a proven success history and the new location is unprecedented. Within a five mile radius there is over seventy thousand people. Of the seventy thousand people the average income is thirty thousand, with 128 million dollars spent on restaurants. These are very strong stats that can be provided upon request. With the banks in shambles don't miss out on this investment opportunity.

My financial situation: I am an employee of a very large international Bank. I also work part time with the current Pizzeria.?I am an Fl home owner and have nothing delinquent ever! I take pride in paying my bills and have worked hard for many years to ensure my credit and resume remain strong.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448199
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1978	Debt/Income ratio:	78%
Basic (1-10):	1	Inquiries last 6m:	4	Employment status:	Retired
Enhanced (1-5):	2	Current / open credit lines:	9 / 7	Length of status:	10y 8m
Credit score:	740-759 (Feb-2010)	Total credit lines:	28	Stated income:	$25,000-$49,999
Now delinquent:	1	Revolving credit balance:	$17,064
Amount delinquent:	$2,422	Bankcard utilization:	99%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	diligent-cash1	Borrower's state:	NewHampshire	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay property taxes
Purpose of loan:
This loan will be used to?pay property taxes

My financial situation:Currently 5449 per month income. New job starting 3/7/10 will increase pay approximately $1000 per month
I am a good candidate for this loan because?have sufficient income to repay loan.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448205
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.39%	Starting borrower rate/APR:	9.39% / 11.49%	Starting monthly payment:	$79.95

Auction yield range:	4.05% - 8.39%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.27%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1995	Debt/Income ratio:	40%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	24 / 24	Length of status:	10y 6m
Credit score:	740-759 (Feb-2010)	Total credit lines:	40	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$4,983	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	33%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	astepcloser1018	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off those taxes
This loan will be used to pay taxes and consolidate my higher interest rate credit cards.

I am a good candidate for this loan because I do have a stable work history, working with the same company for over 10 years, and I make all of my payments every month, on time.

Monthly Net Income: $2000.00

Monthly Expenses:
Rent/Utilities?$500.00
Transportation (car, gas, insurance, etc.)?$400.00
Phone/Internet?$75.00
Credit Cards/Student Loans?$425.00

Please ask if you have questions and thank you for taking the time to check out my listing.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448213
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	11.05%	Starting borrower rate/APR:	12.05% / 14.18%	Starting monthly payment:	$166.19

Auction yield range:	11.05% - 11.05%	Estimated loss impact:	10.23%
Lender servicing fee:	1.00%	Estimated return:	0.82%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1997	Debt/Income ratio:	30%
Basic (1-10):	7	Inquiries last 6m:	3	Employment status:	Retired
Enhanced (1-5):	2	Current / open credit lines:	9 / 8	Length of status:	26y 6m
Credit score:	720-739 (Feb-2010)	Total credit lines:	21	Stated income:	$1-$24,999
Now delinquent:	0	Revolving credit balance:	$19,365
Amount delinquent:	$0	Bankcard utilization:	59%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	tenacious-truth	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
medical bills
Purpose of loan:
This loan will be used to? Pay off medical bills

My financial situation:
I am a good candidate for this loan because? My bills are all up to date and have never been late on payments.? I am honest and trustworthy.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448217
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,600.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.39%	Starting borrower rate/APR:	9.39% / 11.49%	Starting monthly payment:	$83.15

Auction yield range:	4.05% - 8.39%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.27%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1998	Debt/Income ratio:	27%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	10 / 9	Length of status:	4y 11m
Credit score:	720-739 (Feb-2010)	Total credit lines:	30	Occupation:	Construction
Now delinquent:	0	Revolving credit balance:	$4,898	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	52%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	ariclovesranata	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off high interest credit car
Purpose of loan:
This loan will be used to pay off the entire balance of one of my high interest credit cards.? After running the numbers its better for me to use prosper and pay their monthly balance versus paying the monthly balance.? It will save me money and time ?

My financial situation:
I am a good candidate for this loan because I have been working as an electrician for the previous five years.? Even in this economy i still have a job and work.? In addition, i have a pay increase coming in the near future that will cover this simple loan easily.? Plus i have stock, cars and savings to cover the loan, I?just want to keep it as a?cushion and not all on a credit card.? Thats all.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448223
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$339.27

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-2005	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	4	Inquiries last 6m:	0	Employment status:	Self-employed
Enhanced (1-5):	3	Current / open credit lines:	2 / 2	Length of status:	0y 6m
Credit score:	660-679 (Feb-2010)	Total credit lines:	2	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$3,616	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	84%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	coin-enlistment	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Equipment and licensing fees
Purpose of loan:
I graduated Magna Cum Laude with a Bachelor of Science degree in Electrical Engineering in 2007 from Sacramento State, and I am currently on leave from a Masters Program in Computer Engineering from Santa Clara University. Over the past two years I?ve developed a Service oriented architecture to be able to provide virtual, event driven service and support.? I?m leveraging this technology now in the accounting field. Currently, most small businesses use Intuit?s Quickbooks for their Invoicing, and account receivables management.? Many of these companies have POS legacy systems that do not allow data uploads into their bookkeeping systems.? Few have the financial wherewithal to purchase Intuit?s own POS software. ?Mom and pop? companies can focus on their core businesses by utilizing my service.? All of their accounting and back-office would be completely outsourced to a team of experienced bookkeepers who adhere to strict managerial accounting standards.? Their POS data would be uploaded seamlessly into my infrastructure where everything from invoicing, and credit and receivables management, to payroll services would be handled. I currently make a little more than $5,000 a month but live very responsibly. ?I can pay this loan off within a year.

Monthly net income: $ 5,000

Monthly expenses: $
??Housing: $ 500 (room rental)
??Insurance: $ 100
??Car expenses: $ 0
??Utilities: $ 100
??Phone, cable, internet: $ 100
??Food, entertainment: $ 500
??Clothing, household expenses $ 250
??Credit cards and other loans: $ 200
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448231
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$557.45

Auction yield range:	17.05% - 19.00%	Estimated loss impact:	35.56%
Lender servicing fee:	1.00%	Estimated return:	-16.56%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1978	Debt/Income ratio:	76%
Basic (1-10):	1	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	34 / 32	Length of status:	5y 5m
Credit score:	700-719 (Feb-2010)	Total credit lines:	73	Occupation:	Retail Management
Now delinquent:	1	Revolving credit balance:	$69,888	Stated income:	$50,000-$74,999
Amount delinquent:	$83	Bankcard utilization:	82%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	petey1950	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to pay off high interst credit cards?

My financial situation:
I am a good candidate for this loan because I have never paid any of theses cards late nor have I ever defaulted on a loan.? I own a fairly large portfolio of real estate that I am trying to sell off to lower my debt burden?

Monthly net income: $ 4250.00

Monthly expenses: $
??Housing: $ 1300.00
??Insurance: $ 100.00
??Car expenses: $ 300.00
??Utilities: $ 100.00
??Phone, cable, internet: $ 100,00
??Food, entertainment: $ 400.00
??Clothing, household expenses $ ?
??Credit cards and other loans: $ variable
??Other expenses: $ variable
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448261
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,800.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	6.14%	Starting borrower rate/APR:	7.14% / 7.48%	Starting monthly payment:	$55.69

Auction yield range:	3.05% - 6.14%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.54%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1984	Debt/Income ratio:	31%
Basic (1-10):	10	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	12 / 12	Length of status:	32y 1m
Credit score:	740-759 (Feb-2010)	Total credit lines:	18	Occupation:	Skilled Labor
Now delinquent:	0	Revolving credit balance:	$32,361	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	58%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	revenue-accord	Borrower's state:	Kentucky	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
taxes
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416610
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.0%

Starting lender yield:	21.37%	Starting borrower rate/APR:	22.37% / 24.64%	Starting monthly payment:	$115.15

Auction yield range:	8.05% - 21.37%	Estimated loss impact:	8.50%
Lender servicing fee:	1.00%	Estimated return:	12.87%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1992	Debt/Income ratio:	Not calculated
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	8 / 8	Length of status:	5y 11m
Credit score:	720-739 (Feb-2010)	Total credit lines:	21	Occupation:	Civil Service
Now delinquent:	0	Revolving credit balance:	$1,696	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	32%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	9
Screen name:	chuckiebklyn	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	22 ( 100% )	720-739 (Latest)
Principal borrowed:	$3,500.00	< mo. late:	0 ( 0% )	620-639 (Apr-2008) 600-619 (Aug-2007) 600-619 (Jul-2007) 620-639 (Jun-2007)
Principal balance:	$1,196.20	1+ mo. late:	0 ( 0% )
Total payments billed:	22
Description
Help painting the townhouse
Purpose of loan:
This loan will be used to pay off my existing Prosper loan and make home improvements to my new home. Thank you everyone who bid on my last loan. I was able to buy my first home and I absolutely love it! Now its time to furnish it.

My financial situation:
I am a good candidate for this loan because I work hard. I've got a stable job with the Federal Government. I have never been late on a Prosper loan. Check my history. I don't like credit cards but I love Prosper.

Monthly net income: $ 7.5

Monthly expenses: $
??Housing: $ 1000
??Insurance: $ 500/ 6 months
??Car expenses: $ 400/ month I'm paying it off early.
??Utilities: $ 250
??Phone, cable, internet: $ 150
??Food, entertainment: $ 300/ mo I enjoy bowling.
??Clothing, household expenses $ 60
??Credit cards and other loans: $ 100/ month.
??Other expenses: $ 100

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446778
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	15.04%	Starting borrower rate/APR:	16.04% / 18.22%	Starting monthly payment:	$879.42

Auction yield range:	6.05% - 15.04%	Estimated loss impact:	5.26%
Lender servicing fee:	1.00%	Estimated return:	9.78%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1989	Debt/Income ratio:	25%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	15 / 14	Length of status:	1y 2m
Credit score:	720-739 (Feb-2010)	Total credit lines:	42	Occupation:	Executive
Now delinquent:	0	Revolving credit balance:	$265,487	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	86%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	6
Screen name:	new-commitment-triumph	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to pay off credit cards.

My financial situation:
I am a good candidate for this loan because I have a secure job and I pay my bills on time.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447990
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	28.00%	Starting borrower rate/APR:	29.00% / 31.63%	Starting monthly payment:	$62.86

Auction yield range:	11.05% - 28.00%	Estimated loss impact:	10.70%
Lender servicing fee:	1.00%	Estimated return:	17.30%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-2006	Debt/Income ratio:	35%
Basic (1-10):	7	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	16 / 12	Length of status:	1y 9m
Credit score:	680-699 (Feb-2010)	Total credit lines:	22	Occupation:	Laborer
Now delinquent:	0	Revolving credit balance:	$1,368	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	32%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	rilesemo	Borrower's state:	Ohio	Borrower's group:	Der Polka Verein (The Polka Club)
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 2	On-time:	23 ( 100% )	680-699 (Latest)
Principal borrowed:	$2,000.00	< mo. late:	0 ( 0% )	600-619 (Jul-2009) 580-599 (Feb-2008) 600-619 (Jul-2007) 520-539 (Apr-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	23
Description
Almost there, loan #
Steadily making improvements.
Every thing stat wise has improved and continues to improve.
My prosper rating has moved from a E to a D. I have never missed a payment on any of my credit accounts nor have i had any other issues.This loan would be for a citiflex line pay off. Since citi is no longer offering these accounts it is considered closed with balance. Over time they just keep lower available credit which in turn hurts my credit score, so i am just looking to remove it from my life and the interest rate isn't the greatest either so i am hoping for a win-win here. If this loan doesn't fund or the rate is awful i will just continue on the way i have and pay it off.
I am not going to BS a budget it changes from month to month. I am piece rate worker and my pay flexes but not by much. In 3 months i will be at 100% pay when the last loan funded i was at 85% and since have moved to 90%. As you can see my pay will increase and my financial situation will only get better.
I would like to see a better rate this time around. I don't need this loan but it would help. If the rate is terrible i will refuse the loan.
I have been around since october 06.I am a lender on a few loans. This would be my third loan.??I continue to lower my bills, and make improvements in my financial life.?Feel free to contact me. I will respond depending on relevance and merit.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447996
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.0%

Starting lender yield:	24.55%	Starting borrower rate/APR:	25.55% / 27.86%	Starting monthly payment:	$160.21

Auction yield range:	8.05% - 24.55%	Estimated loss impact:	8.59%
Lender servicing fee:	1.00%	Estimated return:	15.96%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1996	Debt/Income ratio:	25%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	5 / 4	Length of status:	4y 5m
Credit score:	700-719 (Feb-2010)	Total credit lines:	59	Occupation:	Civil Service
Now delinquent:	1	Revolving credit balance:	$4,557	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	56%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	19
Screen name:	newkvc	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off high interest debt
Purpose of loan:
This loan will be used to completely pay off a high interest credit card debt so?as to?better manage my finances.? I am stuck in a cycle that will not allow me to pay down this debt - the interest rate is at 29.99%.? Last month my payment of $175 was?impacted by a?$116 finance charge.? At this rate it will take years to pay off the credit card!!? This prosper loan will help raise my credit score to where I feel it should be because I will have no longer have any credit card debt.? Because I was a victim of fraud in the past, my credit file was negatively impacted.? I am trying to get back on track but need a little help from lenders like you.

My financial situation:
I am a good candidate for this loan because I am highly motivated to take control and pay down my existing debt.? I am?a hard-working individual with a stable source of income and a steady paycheck.? I am simply looking to spend less in finance charges per month and work towards eliminating the outstanding balance at a faster pace.

Monthly net income: $ 2700

Monthly expenses: $?2167
??Housing: $?1052
??Car payment: $ 360
??Fuel: $45
??Utilities: $?85
??Heating Oil: $250
??Phone, cable, internet: $ 100
??Food, groceries, entertainment: $ 200
??Clothing, toiletries, household expenses $?75
??Credit cards and other loans: Will be paying the only?one left?with the Prosper loan =?approx. balance $4000
??Other expenses: $ Negligible

Amount available to pay Prosper loan = $533 ($2700 - $2167)

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448014
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$9,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	9.39%	Starting borrower rate/APR:	10.39% / 12.50%	Starting monthly payment:	$292.06

Auction yield range:	4.05% - 9.39%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.26%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1997	Debt/Income ratio:	29%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Part-time employee
Enhanced (1-5):	4	Current / open credit lines:	5 / 5	Length of status:	8y 1m
Credit score:	780-799 (Feb-2010)	Total credit lines:	21	Occupation:	Teacher
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	2
Screen name:	penny-kangaroo	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Help our family become debt free!
Purpose of loan:
This loan will be used to?
Pay off a high-interest credit card so we can become debt-free in 2010.? We just had the birth of our 2nd child, another little girl (healthy and happy, Hooray!), and feeling buried in debt as we try to raise two beautiful daughters feels like quite a burden.? After we pay off our high-interest credit card we will tackle paying off our student loans.

My financial situation:
I am a good candidate for this loan because?
I always make my monthly payments (rent, credit cards, health care premiums, daycare expenses, medical bills, etc.) on-time!? Also, as a Special Education Teacher I am a trustworthy and honest individual who desires to be debt-free, so I can invest my money in causes I believe in and save for the future of my family and my daughters' educations.? Our credit card debt snowballed after my husband was laid-off from his job last year and I was only working part-time (so I could be at home with my newborn part-time).? Since then, my husband has started his own business in Video Production and is working on building his clientel, but the equipment he had to invest in initially has put us temporarily into further debt.? We are GREAT candidates for this loan because I continue to work part-time and have reliable income, and my husband's business continues to grow as his clients refer him to other businesses.? Thank you for your consideration in helping our family become debt-free!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448026
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	13.04%	Starting borrower rate/APR:	14.04% / 16.20%	Starting monthly payment:	$136.79

Auction yield range:	6.05% - 13.04%	Estimated loss impact:	5.22%
Lender servicing fee:	1.00%	Estimated return:	7.82%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1986	Debt/Income ratio:	36%
Basic (1-10):	8	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	10 / 9	Length of status:	3y 4m
Credit score:	740-759 (Feb-2010)	Total credit lines:	22	Occupation:	Social Worker
Now delinquent:	0	Revolving credit balance:	$7,116	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	43%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	My4bichons	Borrower's state:	Oklahoma	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	35 ( 100% )	740-759 (Latest)
Principal borrowed:	$2,500.00	< mo. late:	0 ( 0% )	660-679 (Aug-2008) 660-679 (May-2008) 680-699 (Mar-2008) 680-699 (Jan-2008)
Principal balance:	$87.10	1+ mo. late:	0 ( 0% )
Total payments billed:	35
Description
Home Improvement
Purpose of loan:
This loan will be used to? pay off high interest credit card
My financial situation:
I am a good candidate for this loan because?I am stable and reliable?

Monthly net income: $ $2,900. + spouse

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $ $234.00
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $ $110.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448038
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$20,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$743.27

Auction yield range:	17.05% - 19.00%	Estimated loss impact:	19.06%
Lender servicing fee:	1.00%	Estimated return:	-0.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1986	Debt/Income ratio:	12%
Basic (1-10):	5	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	3 / 3	Length of status:	10y 4m
Credit score:	760-779 (Feb-2010)	Total credit lines:	24	Occupation:	Professional
Now delinquent:	1	Revolving credit balance:	$489	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	18%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	21
Screen name:	sentimental-return6	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidate debt
Purpose of loan:
This loan will be used to? Consolidate debt into one payment.

My financial situation:
I am a good candidate for this loan because? I have good credit and will make all payments on time.? I am a ten year professional with the same company and extremely responsible. I have a six year old daughter and a loving husband that is also a 15 year professional in the Electronics/Semi Conductor industry.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448044
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$20,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	7.0%

Starting lender yield:	22.94%	Starting borrower rate/APR:	23.94% / 26.23%	Starting monthly payment:	$784.03

Auction yield range:	8.05% - 22.94%	Estimated loss impact:	7.54%
Lender servicing fee:	1.00%	Estimated return:	15.40%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1975	Debt/Income ratio:	38%
Basic (1-10):	6	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	30 / 26	Length of status:	44y 10m
Credit score:	780-799 (Feb-2010)	Total credit lines:	95	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$46,576	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	56%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	judust	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	1 ( 100% )	780-799 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	0 ( 0% )	780-799 (Nov-2009) 680-699 (Sep-2008) 720-739 (Nov-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	1
Description
Paying off credit cards
Purpose of loan:
This loan will be used to consolidate credit card debt in to one monthly payment.? I would like to have just one monthly obligation rather than several as well as getting the balance paid off sooner which is what will happen with a Prosper loan.? Hopefully there will be a better interest rate with Prosper less than 17%.? My goal is to become debt free and this loan is a giant step towards that goal.

My financial situation:
I am a good candidate for this loan? I have a stellar payment history and very good credit.? I pride myself on taking care of my financial obligations.? I have no negative information on my credit report whatsoever.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448050
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	14.04%	Starting borrower rate/APR:	15.04% / 17.21%	Starting monthly payment:	$346.85

Auction yield range:	6.05% - 14.04%	Estimated loss impact:	5.24%
Lender servicing fee:	1.00%	Estimated return:	8.80%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-2002	Debt/Income ratio:	31%
Basic (1-10):	8	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	8 / 8	Length of status:	1y 9m
Credit score:	760-779 (Feb-2010)	Total credit lines:	13	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	best-gold-huckleberry	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
"Paying off my credit cards"
This loan will be to use pay of my credit card debt. I am able to make my current monthly payments but opportunities to contribute to my saving are limited. I hope to pay down this loan in a timely manner and get back on the road to saving. I am a good candidate for this loan because of my good credit standing and secure job.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448062
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	7.0%

Starting lender yield:	11.00%	Starting borrower rate/APR:	12.00% / 14.13%	Starting monthly payment:	$348.75

Auction yield range:	8.05% - 11.00%	Estimated loss impact:	7.23%
Lender servicing fee:	1.00%	Estimated return:	3.77%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1993	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Self-employed
Enhanced (1-5):	4	Current / open credit lines:	8 / 8	Length of status:	6y 11m
Credit score:	780-799 (Feb-2010)	Total credit lines:	19	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$33,787	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	61%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	money-griffin	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to pay off three credit cards. I am primarily interested in having one payment auto deducted from my account per month, knowing the exact interest rate I am paying, the exact amount I will be paying, and that the balance will be paid in full in three years. This is very appealing to me as a busy business owner because it will require considerably less time to deal with.
My financial situation:
I am a good candidate for this loan because I always pay my bills on time and pay them off in full. I have a very successful real estate appraisal business for the past 6 years with three full-time employees working for me. I am a responsible, successful, and hard-working individual.? I also believe my current business to be very recession proof as a good portion of my work now involves?foreclosure appraisals. I consistently gross within the range of $200,000-$300,000 per year and I do not see this changing any time soon. The payment amount of this loan is very manageable for me to pay (roughly the cost of one appraisal-last month my firm completed over 65) I am seeking a payment plan that makes my life easier, which has a lower interest rate, which is easier to understand. I am also looking to establish a perfect repayment history with prosper.com should I ever desire to secure a loan again. Thank you for your consideration.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448068
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$316.65

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1974	Debt/Income ratio:	34%
Basic (1-10):	2	Inquiries last 6m:	6	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	20 / 13	Length of status:	9y 6m
Credit score:	640-659 (Feb-2010)	Total credit lines:	33	Occupation:	Teacher's Aide
Now delinquent:	1	Revolving credit balance:	$8,590	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	37%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	6
Screen name:	red-helpful-investment	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
pay off taxes and credit cards
Purpose of loan:
This loan will be used to pay off my taxes and credit cards.

My financial situation:
I am a good candidate for this loan because I have? good employment history.I have been with my current employer for ten years..?

Monthly net income: $ 3000

Monthly expenses: $
??Housing: $ 367.00
??Insurance: $ 297.00
??Car expenses: $ 158.00
??Utilities: $ 200.00
??Phone, cable, internet: $ 120.00
??Food, entertainment: $ 250.00
??Clothing, household expenses $?150.00
??Credit cards and other loans: $ 338.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448074
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	21.04%	Starting borrower rate/APR:	22.04% / 24.30%	Starting monthly payment:	$133.74

Auction yield range:	8.05% - 21.04%	Estimated loss impact:	6.99%
Lender servicing fee:	1.00%	Estimated return:	14.05%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1989	Debt/Income ratio:	39%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	18 / 16	Length of status:	12y 1m
Credit score:	680-699 (Feb-2010)	Total credit lines:	50	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$13,948	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	83%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	satisfying-liberty6	Borrower's state:	Connecticut	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Attending my step-daughters wedding
Purpose of loan:
This loan will be used to allow me to attend my step-daughter's wedding in Mexico. She wanted to get married on a beach. My husband and I are also counting this as our 10th wedding anniversary gift to each other, just a year early.

My financial situation:
I am a good candidate for this loan because I always pay my bills.

Monthly net income: $3600

Monthly expenses: $
??Housing: $1800
??Insurance: $100
??Car expenses: $290
??Utilities: $150
??Phone, cable, internet: $120
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448112
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	13.50%	Starting borrower rate/APR:	14.50% / 16.66%	Starting monthly payment:	$240.95

Auction yield range:	4.05% - 13.50%	Estimated loss impact:	2.15%
Lender servicing fee:	1.00%	Estimated return:	11.35%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1987	Debt/Income ratio:	63%
Basic (1-10):	8	Inquiries last 6m:	2	Employment status:	Part-time employee
Enhanced (1-5):	3	Current / open credit lines:	10 / 10	Length of status:	0y 0m
Credit score:	760-779 (Feb-2010)	Total credit lines:	27	Occupation:	Analyst
Now delinquent:	0	Revolving credit balance:	$28,113	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	58%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	bold-impressive-responsibility	Borrower's state:	Nebraska	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Short-term business expenses
Purpose of loan:
This loan will be used to consolidate/refiance debt from a business.??Business is operating and sales will?be?sufficient to cover debt.? However, I do have monthly employment income to cover payments.?

My financial situation:
I am a good candidate for this loan because I have a steady source of income.? I have been employed as a finance professional for over 17 years.? I have a B.S. in Business Administration and an MBA.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448118
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	21.73%	Starting borrower rate/APR:	22.73% / 25.00%	Starting monthly payment:	$96.42

Auction yield range:	8.05% - 21.73%	Estimated loss impact:	7.01%
Lender servicing fee:	1.00%	Estimated return:	14.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1993	Debt/Income ratio:	52%
Basic (1-10):	9	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	22 / 20	Length of status:	6y 5m
Credit score:	660-679 (Feb-2010)	Total credit lines:	35	Occupation:	Fireman
Now delinquent:	0	Revolving credit balance:	$23,676	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	58%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	gentle-liberty2	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Training Equipment for Teaching
Purpose of loan:
This loan will be used to buy training equipment to expand my growing business. We have lots of requests for our training classes and services.? We have regular business and special request classes already scheduled for the rest of this year.? This will allow us to build our training programs that we offer to small fire departments all over Texas. We are delivering training to both volunteer and professional departments.? We also partner with other training agencies to offer supplemental training. We have agreements with textbook and training material publishers for discounts and online delivery partnerships.? ? I found this need in the industry, to bring state certified training and testing to small communities that could not afford to send employees across the state for classes.? I have networked and built a large base of instructors that help me with the program.? I am certified at the highest levels as an instructor and certified as a state training facility coordinator.? I am well into completing my bachelor degree in Public Leadership from University of Houston - Clear Lake.

My financial situation:
I am a good candidate for this loan because I hold 3 other jobs, one full time and two part time.? I have a large personal debt, better than 80% of the credit card debt I have is related to my divorce in 2007, where I took on all the family credit cards that I knew very little about prior to the divorce proceedings.? I have made regular payments, I am a part of the community and have helped grow and expand the local small city fire department where I live.? I am remarried with a total of 4 kids in our mixed family.? This only reflects my set income from my jobs, not from my business nor from my spouse.? I use the business revenue to pay off its debt and make its bills.?

Monthly net income: $ 5700 ????

Monthly expenses: $ 5037
??Housing: $ 1150
??Insurance: $ 150
??Car expenses: $ 1110
??Utilities: $ 300 ????
??Phone, cable, internet: $ 140
??Food, entertainment: $ 450
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 1437
??Other expenses: $ 200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448130
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.50%	Starting borrower rate/APR:	9.50% / 11.60%	Starting monthly payment:	$256.26

Auction yield range:	4.05% - 8.50%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.38%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-2001	Debt/Income ratio:	24%
Basic (1-10):	9	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	20 / 19	Length of status:	4y 6m
Credit score:	720-739 (Feb-2010)	Total credit lines:	35	Occupation:	Accountant/CPA
Now delinquent:	0	Revolving credit balance:	$17,122	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	16%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	John104	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
To consolidate my credit card debt
Purpose of loan:
This loan will be used to consolidate my current credit card debt.? I have two credit cards that have balances?each?with a?promotional interest rate of 0% that expires in March.? I will use this loan to pay off both credit cards and bring to an end my credit card debt.

My financial situation:
I am an great candidate for this loan because I have an excellent credit history and will have no difficulty paying off this loan.? My job is security is good and I?am currently am requesting this loan to accelerate the rate at which I pay down my debt.???I have never missed a monthly payment on any of my obligations?and this loan will be?treated no differently.?

Monthly net income: $ 4400

Monthly expenses: $
??Housing: $ 1195
??Insurance: $ 200
??Car expenses: $450
??Utilities: $ 100
??Phone, cable, internet: $ 100
??Food, entertainment: $ 250
??Clothing, household expenses $ 50
??Credit cards and other loans: $?400
??Other expenses: $ 50
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448154
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.39%	Starting borrower rate/APR:	27.39% / 29.73%	Starting monthly payment:	$143.62

Auction yield range:	11.05% - 26.39%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-2001	Debt/Income ratio:	19%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	8 / 5	Length of status:	1y 2m
Credit score:	660-679 (Feb-2010)	Total credit lines:	17	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$15,502	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	92%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	return-aggregator0	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying High Interest Credit Cards
Purpose of loan:
I am currently trying to pay off credit card debt from college.? My credit card balance is just under $3,500 and the interest rate is 20.24%, so I am looking for a loan with a fixed rate of 20% or less.?
My financial situation:
I am a good candidate for this loan because I am reliable and consistently make payments on time.? I have never had a late payment on my mortgage or other bills.? My number one priority?at this?point in my life?is?paying off my credit card debt as quickly as possible, so all my disposable income will go toward making more than the monthly payments

Monthly net income: $ 3547.00? ($500.00 is rental income, the?remainder my full-time job.)? I can provide copies of bank statements, tax returns, and a lease to verify the rental income.

Monthly expenses: $
??Housing: $ 1238????
??Insurance: $ 65
??Car expenses: I own my?car free and clear and spend about $200 a month?for insurance and gas
??Utilities: $ 210
??Phone, cable, internet:?$0
??Food, entertainment: $ 120
??Clothing, household expenses $ 225
??Credit cards and other loans: $ 400,?if I use this loan to pay off my high interest cards, my monthly?credit card payments will be approximately $300??Other expenses: $150 for dog food and vet bills + $450 for income and personal property taxes
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448168
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	9.39%	Starting borrower rate/APR:	10.39% / 12.50%	Starting monthly payment:	$324.51

Auction yield range:	4.05% - 9.39%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.26%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1973	Debt/Income ratio:	17%
Basic (1-10):	8	Inquiries last 6m:	1	Employment status:	Retired
Enhanced (1-5):	5	Current / open credit lines:	11 / 11	Length of status:	15y 8m
Credit score:	780-799 (Feb-2010)	Total credit lines:	28	Stated income:	$75,000-$99,999
Now delinquent:	0	Revolving credit balance:	$21,411
Amount delinquent:	$0	Bankcard utilization:	36%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	Cousinjess	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	47 ( 100% )	780-799 (Latest)
Principal borrowed:	$10,000.00	< mo. late:	0 ( 0% )	800-819 (Aug-2008) 820-839 (Aug-2006)
Principal balance:	$2,767.69	1+ mo. late:	0 ( 0% )
Total payments billed:	47
Description
Consolidate and expedite payoff
Will consolidate four accounts which total about $9,000.?? Present monthly total payments are around $750 for these four accts?? ( I pay considerably more than minimum).? Will use the extra thou to visit grandkids
.My credit record and score pretty well describes the way I conduct my affairs and life in general.

Thank you for your consideration.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448174
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$13,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.05%	Starting borrower rate/APR:	18.05% / 20.26%	Starting monthly payment:	$470.31

Auction yield range:	17.05% - 17.05%	Estimated loss impact:	18.94%
Lender servicing fee:	1.00%	Estimated return:	-1.89%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1998	Debt/Income ratio:	29%
Basic (1-10):	5	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	6 / 6	Length of status:	1y 11m
Credit score:	640-659 (Feb-2010)	Total credit lines:	13	Occupation:	Pilot - Private/Com...
Now delinquent:	0	Revolving credit balance:	$13,729	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	89%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	6
Screen name:	contract-apricot	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt pay off - Credit card / etc.
Purpose of loan:
This loan will be used to? Used to cut out credit card debt and past flying dues.? I never have taken out a student loan!?

My financial situation:
I am a good candidate for this loan because? I know if I cut my current rates down this will allow me to do a final pay off in 3 years minus my home morgage.

Monthly net income: Net $3,200.00

Monthly expenses: $
??Housing: $ 851.00 (includes insurance)
??Insurance: $ I have duel health,dental,eye insurance proved for me at no cost.
??Car expenses: $ (Truck paid for) Just gas/repair and car insurace.
??Utilities: $ Water 15-20/month?
??Phone, cable, internet: $ 160.00/month for both
??Food, entertainment: $ 150/month? (most food paid due to on the road job)
??Clothing, household expenses $ 50.00/month
??Credit cards and other loans: $ The amount I am?requesting the loan for!
??Other expenses: $ none
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448180
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$203.56

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1991	Debt/Income ratio:	Not calculated
Basic (1-10):	3	Inquiries last 6m:	1	Employment status:	Part-time employee
Enhanced (1-5):	4	Current / open credit lines:	8 / 8	Length of status:	0y 0m
Credit score:	680-699 (Feb-2010)	Total credit lines:	14	Occupation:	Food Service Manage...
Now delinquent:	1	Revolving credit balance:	$21,398	Stated income:	$1-$24,999
Amount delinquent:	$3,002	Bankcard utilization:	94%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	3
Screen name:	kindness-fountain	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Student use and small debt
Purpose of loan:
This loan will be used to pay for small expenses during my last year of schooling and paying off small debt.

My financial situation:
I am a good candidate for this loan because, just as my good credit score indicates, I am quite responsible when dealing with money and know the value of time management of funds. While finishing school, I work part time for a highly recognized sporting venue.

Monthly net income: ~$1600

Monthly expenses:
??Housing: $ 0 ????
??Insurance: $ 85
??Car expenses: $ 0 (paid full car with title)
??Utilities: $ 40
??Phone, cable, internet: $ 0
??Food, entertainment: $ 150
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 0
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448184
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1984	Debt/Income ratio:	36%
Basic (1-10):	5	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	16 / 15	Length of status:	1y 0m
Credit score:	660-679 (Feb-2010)	Total credit lines:	31	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$242,108	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	99%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	plentiful-leverage2	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Computer Software Company Startup
Purpose of loan:
This loan will be used to help jump start my computer software business (advertising, promotions).? I have been in the Information Technology field for over 20 years, and have implemented computer systems that helped the companies I worked for make millions of dollars a year!? I have done some work on my own in the past, but this time I have started my own company so that I can help companies make and save money as well as make enough money to become debt-free.??

My financial situation:
I am a good candidate for this loan because I have always paid off my debts.? I work hard on my ideas and despite the ups and downs of life, I have always been persistent and committed.? I am keeping my day job until I build up the business with enough clients that I can sustain myself without my day job. ? My goal is to become debt free and this business will help generate the extra income to realize that goal!

Monthly net income: $ 6,400

Monthly expenses: $ 5950
??Housing: $ 2000
??Insurance: $ 150
??Car expenses: $ 500
??Utilities: $ 900
??Phone, cable, internet: $ 400
??Food, entertainment: $?400
??Clothing, household expenses $ 400
??Credit cards and other loans: $ 1000
??Other expenses: $ 200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448186
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,500.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	13.04%	Starting borrower rate/APR:	14.04% / 16.20%	Starting monthly payment:	$153.89

Auction yield range:	6.05% - 13.04%	Estimated loss impact:	5.22%
Lender servicing fee:	1.00%	Estimated return:	7.82%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1991	Debt/Income ratio:	20%
Basic (1-10):	8	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	6 / 4	Length of status:	11y 5m
Credit score:	740-759 (Feb-2010)	Total credit lines:	32	Occupation:	Sales - Commission
Now delinquent:	1	Revolving credit balance:	$1,697	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	15%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	4
Screen name:	anthonysanto	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	25 ( 100% )	740-759 (Latest)
Principal borrowed:	$17,000.00	< mo. late:	0 ( 0% )	760-779 (Sep-2008) 800-819 (Jan-2008) 820-839 (Jul-2007)
Principal balance:	$8,633.20	1+ mo. late:	0 ( 0% )
Total payments billed:	25
Description
Getting back on my feet
Purpose of loan:
This loan will be used to consolidate some debt which was incurred after a recent divorce.

My financial situation:
I am a good candidate for this loan because I have been borrowing money from Prosper for over three years now, and?I have never been late nor missed on a payment.? I have also been employed at the same company for eleven years now, and there are no signs of losing my job.? The recent drop in my credit score is a direct result of losing my home to a short sale after my divorce, and includes a couple of missed mortgage payments, which up until that point I had never even been late on any.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448190
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	24.56%	Starting borrower rate/APR:	25.56% / 27.87%	Starting monthly payment:	$300.42

Auction yield range:	11.05% - 24.56%	Estimated loss impact:	10.61%
Lender servicing fee:	1.00%	Estimated return:	13.95%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1974	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	6	Inquiries last 6m:	1	Employment status:	Self-employed
Enhanced (1-5):	3	Current / open credit lines:	10 / 9	Length of status:	3y 3m
Credit score:	720-739 (Feb-2010)	Total credit lines:	19	Occupation:	Executive
Now delinquent:	0	Revolving credit balance:	$40,027	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	50%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	best-priceless-capital	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
looking to consolidate some bills
Purpose of loan:
This loan will be used to? Hello, I have some credit card debt which I would like to consolidate. The current rate is 23% and they cut the credit limit.

My financial situation:
I am a good candidate for this loan because?I have a good credit score and stable income.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448192
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.05%	Starting borrower rate/APR:	18.05% / 20.26%	Starting monthly payment:	$361.77

Auction yield range:	17.05% - 17.05%	Estimated loss impact:	18.94%
Lender servicing fee:	1.00%	Estimated return:	-1.89%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1982	Debt/Income ratio:	31%
Basic (1-10):	3	Inquiries last 6m:	5	Employment status:	Retired
Enhanced (1-5):	1	Current / open credit lines:	15 / 13	Length of status:	14y 10m
Credit score:	760-779 (Feb-2010)	Total credit lines:	37	Stated income:	$50,000-$74,999
Now delinquent:	0	Revolving credit balance:	$55,656
Amount delinquent:	$0	Bankcard utilization:	70%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	new-pound-hammock	Borrower's state:	WestVirginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off credit cards
Purpose of loan:
This loan will be used to?consolidate credit card debt.

My financial situation:
I am a good candidate for this loan because I have reliable and stable income (State of Maryland retirement and Social Security) and payments are always made on time.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448198
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.7%

Starting lender yield:	28.22%	Starting borrower rate/APR:	29.22% / 31.86%	Starting monthly payment:	$63.04

Auction yield range:	14.05% - 28.22%	Estimated loss impact:	15.99%
Lender servicing fee:	1.00%	Estimated return:	12.23%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1995	Debt/Income ratio:	12%
Basic (1-10):	9	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	3 / 3	Length of status:	2y 1m
Credit score:	620-639 (Feb-2010)	Total credit lines:	9	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$2,109	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	67%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	TimK	Borrower's state:	Texas	Borrower's group:	PsychDoc's Group
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	23 ( 96% )	620-639 (Latest)
Principal borrowed:	$3,000.00	< mo. late:	1 ( 4% )	640-659 (Aug-2006)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	24
Description
high interest credit card
Purpose of loan:
This loan will be used to pay off high interest Citi credit card

My financial situation:
I am a good candidate for this loan because this will be my second loan from Prosper, the first being for $3000 and was paid on time.

Monthly net income: $ 3200

Monthly expenses: $ 2559
??Housing: $ 735
??Insurance: $ 79
??Car expenses: $ 389
??Utilities: $ 180
??Phone, cable, internet: $ 166
??Food, entertainment: $ 450
??Clothing, household expenses $ 260
??Credit cards and other loans: $ 100
??Other expenses: $ 200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448204
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,680.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	6.14%	Starting borrower rate/APR:	7.14% / 7.48%	Starting monthly payment:	$51.98

Auction yield range:	3.05% - 6.14%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.54%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1997	Debt/Income ratio:	10%
Basic (1-10):	10	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	7 / 7	Length of status:	2y 8m
Credit score:	740-759 (Feb-2010)	Total credit lines:	29	Occupation:	Analyst
Now delinquent:	0	Revolving credit balance:	$41,390	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	31%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	NekHoldings	Borrower's state:	NewYork	Borrower's group:	LendersClub
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	8 ( 100% )	740-759 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	700-719 (Dec-2009) 740-759 (Sep-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	8
Description
Repeat Borrower on Prosper
Purpose of loan:

The purpose of this loan is for me to reinvest back in Prosper.?I provided my W-2s as a proof of?income?(just for my job - not the real estate investments)??to Prosper so that they will list my DTI ratio. My Prosper score is 10/10, and this loan as?a low-risk as a loan can get.

My financial situation:

I am a good candidate because I am a professional investor who is?well educated and? has a full-time?job that pays over $100K a year and real estate investment that grosses over $100K and is valued over $2 Million.

I have a high bank card utilization because I was able to get a cash advance on my credit card @?3.95% for the life of the loan which I used as a down payment to acquire another property. You can view the picture of the property in my profile. In summary, I am looking for this loan not because I actually need the $1,680 but because I want to reinvest back in Prosper and see if I can?continue to make?a business out of it. In the last couple of years I have funded over 30 loans.

I have a borrowing track record with Prosper since I obtained a loan last year and fully paid it back.

I will setup an automatic payment for the loan.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448210
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,600.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$208.09

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1989	Debt/Income ratio:	25%
Basic (1-10):	5	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	9 / 9	Length of status:	5y 9m
Credit score:	660-679 (Feb-2010)	Total credit lines:	38	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$12,810	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	104%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	4
Screen name:	jubilant-integrity1	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
I'd like to pay off my credit cards
Purpose of loan:??
This loan will be used to consolidate my credit card debt.? My Father died two years ago from Alzheimer's.? He was in a care center for nearly two years.? When my Father died, my Mother needed help with funeral expenses so I put them on my credit cards.? I also purchase her monthly groceries.? She is 83 years old and it has been my time in life to give back to her for all she has done for me.? Also, my younger sister had brain and breast cancer while my Father was in the care center.? She is now in remission and this has been a true blessing for our small family!!!!? She has never complained and still works part time.? She is an inspiration to me and?reinforced my faith!!!? I will always be thankful that I could pay for the funeral expenses for my Dad and that I have been able to help my sister, but I need to help myself.? I need help from others in order to do this.? I would like to consolidate the credit card debt I have incurred and lessen the pressures I feel and have felt.? While I would help them both again in a heartbeat and do not regret it, it has created pressure (debts) for me.? My goal is to be credit card debt free and only have my house payment and related expenses thereto. I would very much appreciate your help in getting relief from credit card debt.
My financial situation:?
I am a good candidate for this loan because I have a great job as an Estate Manager for nearly six years and can budget accordingly and make the necessary payments.? By managing the budget for the Estate I work for, it has also helped me look at all my expenses and how to lessen them.? I have considered a part time job in addition to my full time job, but my Mother and sister are both in need of help in order to maintain their lives and there are just so many hours in the day.?? I have over the last few years made 4 payments late.? They were made within a week after the due dates and I truly regret this.? I also incurred a late payment fee for each of these, but I was able to negotiate with the companies to get these fees removed because I had none in the past.? It does pay to speak up and I was glad they took off the late fees.? Also, the credit card debt listed on my report by Prosper includes my $201.00 car payment.? I have 13 payments left.???

Monthly net income: $3200.00

Monthly expenses: $
??Housing: $ 900.00
??Insurance: $?151.00
??Car expenses: $120.00
??Utilities: $140.00
??Phone, cable, internet: $ 100.00
??Food, entertainment: $ 250.00
??Clothing, household expenses $ 100.00
??Credit cards and other loans: $650.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448214
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	9.39%	Starting borrower rate/APR:	10.39% / 12.50%	Starting monthly payment:	$324.51

Auction yield range:	4.05% - 9.39%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.26%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1995	Debt/Income ratio:	22%
Basic (1-10):	9	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	11 / 10	Length of status:	6y 8m
Credit score:	700-719 (Feb-2010)	Total credit lines:	26	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$50,755	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	49%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	ChiTownBanker	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation
Purpose of loan: This re-listed loan will be used to?partially refinance some existing debt.?I carry some credit card debt?with interest rates that range from 7.00% - 19.24%. Some of these rates have been arbitrarily increased over the past six to nine months so I am hoping to refinance into a lower weighted average rate as well. I am also a Prosper Lender and I like the idea of paying interest to other lenders with a known payment and rate. Readers should note that I do have about $35,000 invested in the market and would like to keep that in place to take advantage of the?stock market's recent uptick. However, that could be used to repay this loan if necessary. ????

My financial situation: I have been steadily employed by the same firm for over six years and I have a reliable stream of income. I have never been late on any payments and, as a fellow Prosper Lender, I certainly understand the value of reliable cash flow. Not including an annual discretionary bonus that typically ranges from $10,000 - $35,000, I gross about $7,150 and net about $4,500 after deducting for taxes, insurance and all retirement. I live with my girlfriend and so fixed expenses are relatively low at about $600.00 per month. This includes auto-$350.00, auto insurance-$50.00 and my share of utilities, etc.-$200.00. I do not pay rent or mortgage as I am trying to become debt free before getting married. The difference of $3,900 goes toward debt repayment and discretionary spending which varies month to month. Your loan would be appreciated and repaid promptly.????
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448220
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$20,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$904.72

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1997	Debt/Income ratio:	18%
Basic (1-10):	5	Inquiries last 6m:	4	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	7 / 6	Length of status:	4y 1m
Credit score:	760-779 (Feb-2010)	Total credit lines:	17	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$193	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	justice-jet9	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Purchasing a Home
Purpose of loan:
This loan will be used to pay for extra expenses on my new home purchase.. I am purchasing a house for 460K, I have 160k for the down payment, just looking for cash to cover the extra expenses.(appraisal, attorney fees, taxes, etc)

My financial situation is great, I work for North Face, a clothing apparel company as an IT Manager, been there for over 4 years. I live with my parents and dont have to pay any rent and when we move into my new house, my parents will also be paying for the mortgage. The only expense I have is gas for my car to go to work in.
I am a good candidate for this loan because I have excellent credit, no outstanding loans what so ever, and very responsible with my credit.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448228
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	30.23%	Starting borrower rate/APR:	31.23% / 33.63%	Starting monthly payment:	$215.64

Auction yield range:	11.05% - 30.23%	Estimated loss impact:	10.76%
Lender servicing fee:	1.00%	Estimated return:	19.47%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1985	Debt/Income ratio:	15%
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	6 / 6	Length of status:	5y 2m
Credit score:	720-739 (Feb-2010)	Total credit lines:	34	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$6,085	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	99%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	independent-revenue7	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
PAYING OFF HIGH RATE CREDIT CARDS
Purpose of loan:
This loan will be used to?PAY?OFF CREDIT CARDS?

My financial situation:
I am a good candidate for this loan because? I always pay my bills.? I hope to get this loan because it is a smarter way to handle household debt.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448234
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$298.20

Auction yield range:	17.05% - 24.00%	Estimated loss impact:	19.38%
Lender servicing fee:	1.00%	Estimated return:	4.62%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1998	Debt/Income ratio:	51%
Basic (1-10):	4	Inquiries last 6m:	1	Employment status:	Part-time employee
Enhanced (1-5):	2	Current / open credit lines:	6 / 4	Length of status:	10y 0m
Credit score:	660-679 (Feb-2010)	Total credit lines:	24	Occupation:	Sales - Retail
Now delinquent:	0	Revolving credit balance:	$884	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	88%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	facing-reality	Borrower's state:	Missouri	Borrower's group:	FUTURE FINANCIAL FREEDOM 1
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	35 ( 100% )	660-679 (Latest)
Principal borrowed:	$12,000.00	< mo. late:	0 ( 0% )	640-659 (Feb-2007)
Principal balance:	$417.29	1+ mo. late:	0 ( 0% )
Total payments billed:	35
Description
Paying off my credit cards
I am a recently divorced mother of 2. I have developed some high interest credit card debt during the divorce.? Now that it is all over I am ready to eliminate the 25% interest for a lower rate. I work part time and receive $1800 Child Support a month plus $1500 a month?alamony.?I will not have problems paying this back as is but the lower interest rate will help me do it faster.? Please consider helping me resolve this debt and make `My New Start` easier. Thank you for your consideration.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448238
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,800.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$126.66

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1991	Debt/Income ratio:	33%
Basic (1-10):	3	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	15 / 12	Length of status:	16y 9m
Credit score:	600-619 (Feb-2010)	Total credit lines:	36	Occupation:	Professional
Now delinquent:	1	Revolving credit balance:	$6,362	Stated income:	$50,000-$74,999
Amount delinquent:	$4,256	Bankcard utilization:	102%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	10
Screen name:	rfamily	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	32 ( 100% )	600-619 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	0 ( 0% )	600-619 (Mar-2008) 640-659 (May-2007) 640-659 (Apr-2007) 640-659 (Mar-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	32
Description
Loan Consol
Purpose of loan:? Pay off 401Km loan of?$2651 to be able to borrow?new loan of $23,000 at?4.0% and consol all debt.?

My financial situation:Employed 16+ years with same company.??Income above 65K annually.? Low cost of living with a low mortgage?payment of $1105.00.? No overdue or late accounts.? Credit report lists 1. ??

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448240
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$16,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	9.49%	Starting borrower rate/APR:	10.49% / 10.84%	Starting monthly payment:	$519.96

Auction yield range:	3.05% - 9.49%	Estimated loss impact:	1.51%
Lender servicing fee:	1.00%	Estimated return:	7.98%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1972	Debt/Income ratio:	13%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	15 / 13	Length of status:	4y 8m
Credit score:	800-819 (Feb-2010)	Total credit lines:	44	Occupation:	Food Service Manage...
Now delinquent:	0	Revolving credit balance:	$18,838	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	23%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	6
Screen name:	starfish849	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Buying for more economical commute
Purpose of loan:
This loan will be used to purchase myself an automobile that gets?better gas milage than my current automobile that I currently use for?my commute to work which is?aproximately 120 miles round trip. ?

My financial situation:
I am a good candidate for this loan because I have an excellent credit rating and can very easily get a loan from? my bank and credit union but they both require that I have my final selection for a new used vehicle decided upon before I apply for the loan and that is too restrictive and actually might cause one to lose a great deal while the paper work is being processed,? So I would like to have the funds to have a better bargaining position with the power of cash?ultimately being?more fiscally conservative and spending less?by negotiating a better price because I?can pay the seller the same day rather than waiting for a traditional bank to process the transaction.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448244
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.39%	Starting borrower rate/APR:	9.39% / 11.73%	Starting monthly payment:	$47.97

Auction yield range:	4.05% - 8.39%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.27%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1998	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	9	Inquiries last 6m:	2	Employment status:	Self-employed
Enhanced (1-5):	4	Current / open credit lines:	11 / 9	Length of status:	9y 3m
Credit score:	700-719 (Feb-2010)	Total credit lines:	19	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$14,840	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	76%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	professional-social0	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
refinancing current business debt
Purpose of loan:
This loan will be used to refinance current business debt that is already being?paid on higher interest credit cards.??

My financial situation:
I am a good candidate for this loan because I always pay my bills and my business is strong. I do own a home with my wife, however the mortgage is in her name only. Therefore, it does not and would not show on my credit profile. We did it that way because we were able to get a?cheaper interest rate.
Monthly net income: $
6250
Monthly House:$1900
Insurance:$80??
Car expenses:$852?
Utilities:$220??????
Phone:$50
cable:$150
Food: $225
entertainment: $200??
Clothing:$100
household expenses: $25
Credit cards and other loans:$400?
Other expenses:$50
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448250
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$339.27

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1994	Debt/Income ratio:	16%
Basic (1-10):	5	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	5 / 5	Length of status:	2y 7m
Credit score:	640-659 (Feb-2010)	Total credit lines:	37	Occupation:	Professional
Now delinquent:	1	Revolving credit balance:	$1,573	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	96%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	14
Screen name:	bountyhunter4you	Borrower's state:	Virginia	Borrower's group:	440+ Supporting Lenders. Get FUNDED @ LOWER % than ANY group
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	21 ( 95% )	640-659 (Latest)
Principal borrowed:	$2,500.00	< mo. late:	1 ( 5% )	580-599 (Apr-2008)
Principal balance:	$1,088.28	1+ mo. late:	0 ( 0% )
Total payments billed:	22
Description
Surgery for spouse
Purpose of loan:
This loan will be used to pay for an optional surgery for my wife that will drastically improve her daily life and health.

My financial situation:
I have lived and worked in the Nothern Virginia area for?11 years as a defense contractor in the Electronics field. Prior to that I was in the Navy for 6 years. Over the last 5 years my income had not kept up with the cost of living without my really realizing it. In July 07 I found a much higher paying job going from $64,000 to a current $89,024. Of course the damage had already been done to my finances( maxed out credit cards, and no equity left in my home). In June 2008 I was given a fresh new financial start ( chapter 7 bankruptcy). I had learned a hard lesson. My family and I are currently?living with my?parents due to the hardship that put on us over the following year. At this time I do not pay rent or have a house payment, therefore we have made extremely good progress in?getting our over all financial picture in order.?Hopefully that explains my past and current financials. I?am looking for this loan because my wife is need of an optional surgery that will drastically improve her daily life. She is often in pain. This surgery will allow her to feel like she can enjoy life again and have a smile on her face. I really want to be able to allow her to get this surgery performed.However I am unable to get a loan on my own due to my past financial history even though my financials are very good currently.
Monthly net income: $ 5346

Monthly expenses: $ 1889
??Housing:?
??Insurance: $119
??Car expenses: $?468
??Utilities: $?
??Phone, cable, internet:?Cell phones: $172
??Food, entertainment: $?400
??Clothing, household expenses $ 100
??Credit cards and other loans: $?430
??Other expenses: $ 200

Income - Expenses : 3457
Monthly net income: $ 5346

Monthly expenses: $ 1889
??Housing:?
??Insurance: $119
??Car expenses: $?468
??Utilities: $?
??Phone, cable, internet:?Cell phones: $172
??Food, entertainment: $?400
??Clothing, household expenses $ 100
??Credit cards and other loans: $?430
??Other expenses: $ 200

Income - Expenses : 3457
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448256
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,500.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	7.49%	Starting borrower rate/APR:	8.49% / 8.83%	Starting monthly payment:	$142.03

Auction yield range:	3.05% - 7.49%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	5.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1996	Debt/Income ratio:	13%
Basic (1-10):	8	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	15 / 12	Length of status:	9y 4m
Credit score:	800-819 (Feb-2010)	Total credit lines:	35	Occupation:	Skilled Labor
Now delinquent:	0	Revolving credit balance:	$3,801	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	14%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	thrilling-return130	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
loan
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448258
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	8.49%	Starting borrower rate/APR:	9.49% / 9.83%	Starting monthly payment:	$240.21

Auction yield range:	3.05% - 8.49%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1992	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	6	Inquiries last 6m:	3	Employment status:	Self-employed
Enhanced (1-5):	3	Current / open credit lines:	8 / 8	Length of status:	10y 11m
Credit score:	880-899 (Feb-2010)	Total credit lines:	37	Occupation:	Investor
Now delinquent:	0	Revolving credit balance:	$12,401	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	likeable-pound	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Finance Marketing Campaign
We are a commercial real estate company that has been in business since 1999.The proceeds from this loan will help finance a marketing campaign we hope will increase our portfolio occupancy by 8%, allowing our business to not only persevere but grow in the coming year.We have hired outside consultants to review our sales channel and are concentrating our efforts on generating and converting leads.The loan funds will go towards payment to our consultants and the costs of the programs we are looking to implement. The monthly payments for this loan will be easily covered through the rents we receive.We have never missed a loan payment, professionally or personally, and see no reason we will be unable to repay this loan.Any revolving debt the business owes is paid off on a monthly basis.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448264
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$12,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	13.00%	Starting borrower rate/APR:	14.00% / 16.16%	Starting monthly payment:	$410.13

Auction yield range:	4.05% - 13.00%	Estimated loss impact:	2.15%
Lender servicing fee:	1.00%	Estimated return:	10.85%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1989	Debt/Income ratio:	44%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	20 / 18	Length of status:	31y 8m
Credit score:	740-759 (Feb-2010)	Total credit lines:	48	Occupation:	Executive
Now delinquent:	0	Revolving credit balance:	$117,132	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	87%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	Mr-HPI	Borrower's state:	Oregon	Borrower's group:	BuildingTree
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 2	On-time:	49 ( 100% )	740-759 (Latest)
Principal borrowed:	$30,000.00	< mo. late:	0 ( 0% )	740-759 (Jun-2008) 700-719 (Dec-2007) 720-739 (Nov-2006) 720-739 (Sep-2006)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	49
Description
Payoff High interest Credit Card
Purpose: ?Part of the cost of our landscaping project was charged to a credit card. The interest rate on that card has?increased?to a?inexcusably high percentage. They notified me that?due to my "high debt to credit limit ratio"?this higher rate is necessary?despite the fact that I have always paid them, and all my debts, on time.?This behavior will not be legal soon, but they stuck me with it while they still could. This loan will allow me to pay off?one credit card account?completely and therefore reduce the interest rate significantly.

I am a reliable borrower. I have been with the same employer for over 30 years.
I have had two previous Prosper loans and paid both responsibly. This loan will be paid timely every month until paid in full.
Thank you for your consideration.
Information in the Description is not verified.